CUSIP No. 876033309	Exhibit 2

Amended and Restated Restructuring Agreement, dated June 2, 2015 (Incorporated herein by reference to Exhibit 2 to the Schedule 13D/A filed by the Reporting Persons with the Securities and Exchange Commission on June 3, 2015.